EXHIBIT 2

In the proxy form, you and your refer to the holder of BCE Inc. common shares. We, us, our, the Corporation and BCE refer to BCE Inc. The proxy form is solicited by and on behalf of management.

Our annual general shareholder meeting (meeting) will be held at 9:00 a.m. (Eastern time) on Thursday, May 7, 2009 at the Metro Toronto Convention Centre, South Building, 222 Bremner Blvd., Toronto, Ontario, at Level 800 in Exhibit Hall F.

This information sheet and the reverse side of it provide important information that will help when you are completing your proxy form, which is identified as pages 1 and 2. The proxy form is attached to this information sheet and can be easily separated by tearing along the perforated line.

YOUR VOTE IS IMPORTANT

As a shareholder, you have the right to vote your shares on electing directors, appointing the auditors and on shareholders proposals, and any other items that may properly come before the meeting. You can vote your shares by proxy or in person at the meeting or any adjournment.

If you receive more than one proxy form, please complete, date, sign and return each one.

IF YOU ARE VOTING IN PERSON AT THE MEETING

Do not complete the proxy form.

VOTING BY PROXY

This is the easiest way to vote. Voting by proxy means that you are giving the person named in section A of the proxy form (the proxyholder) the authority to vote your shares for you.

If you are voting by proxy, Computershare Trust Company of Canada or other agents we appoint must receive your signed proxy form by 4:45 p.m. (Eastern time) on Wednesday,
May 6, 2009.

There are five ways to vote by proxy. See the reverse side of this information sheet for details.

SPECIAL NEEDS

Please let us know if you need any special assistance at the meeting by calling Computershare at 1-800-561-0934.

Note: The proxy form attached to this information sheet is also to be used by participants in the Corporation’s Employees Savings Plan (ESP).

1  BY TELEPHONE

  Call 1-866-732-8683 (toll-free in Canada and the United States) or 312-588-4290
  (International Direct Dial) from a touch-tone phone and follow the instructions.

  You will need your control number, holder account number and proxy access number.

  You will find these three numbers on the right.

  If you choose to vote by telephone, you cannot appoint anyone other than the directors named in section A of the proxy form as your proxyholder.

2  ON THE INTERNET

  Go to Computershare’s website at www.investorvote.com and follow the instructions on screen.

  You will need your control number, holder account number and proxy access number.

  You will find these three numbers on the right.

3  BY MAIL

  Detach the proxy form (pages 1 and 2) from the information sheet by tearing along the perforated line.

  Complete the proxy form, ensuring that you sign and date it, and return it in the envelope we have provided.

4  BY FAX

  Detach the proxy form (pages 1 and 2) from the information sheet by tearing along the perforated line.

  Complete the proxy form, ensuring that you sign and date it, and fax both pages in one transmission to 1-866-249-7775 (toll-free in Canada and the United States)
  or 416-263-9524 (outside Canada and the United States).

  Please send both pages in one fax transmission.

5  BY APPOINTING ANOTHER PERSON TO GO TO THE MEETING AND VOTE YOUR SHARES FOR YOU

  This person does not have to be a shareholder.

  Strike out the four names that are printed in section A of the proxy form and write the name of the person you are appointing in the space provided. Complete your voting instructions, sign and date the form and return it to Computershare as instructed.

  Make sure that the person you appoint is aware that he or she has been appointed and attends the meeting.

  At the meeting, he or she should see a representative of Computershare at one of their tables.

YOUR ACCESS CODES

You will need these codes to vote by telephone or on the Internet, or to receive documents electronically:

Control number

Holder account number

Proxy access number

RECEIVING DOCUMENTS ELECTRONICALLY IS FASTER, CLEANER AND CHEAPER

You can choose to receive future shareholder communications electronically.

Faster — Receive your documents earlier

Cleaner — Save trees, energy and water, and reduce air emissions

Cheaper — Reduce your company printing and postage costs

To sign up, go to our website at www.bce.ca, click on the “2009 annual general shareholder meeting” banner and then click on the “Vote online” link and follow the instructions.

You will need your holder account number and proxy access number.

If you do not sign up for this service,
we will continue to send you documents by mail.

Our annual general shareholder meeting will be held at 9:00 a.m. (Eastern time) on Thursday, May 7, 2009 at:	Metro Toronto Convention Centre South Building, 222 Bremner Blvd. Level 800, Exhibit Hall F Toronto, Ontario Beverages will be served.

P.1

The proxy is solicited by and on behalf of management.

Detach this proxy form by tearing along the perforated line, and complete it, ensuring that you sign and date it to exercise your right to vote your shares by mail or fax or to appoint someone else to vote your shares for you at the meeting.

This form revokes all proxy forms (with respect to the same shares) you have previously signed that relate to the meeting. It will only be accepted as a valid proxy if it remains intact and has been signed. If you have any questions about completing this form, please call Georgeson Shareholder Communications Canada Inc. at 1-888-605-7634 for service in English or in French.

A	COMPLETE THIS SECTION TO APPOINT A PROXYHOLDER	B	TELL US IF YOU WANT TO RECEIVE FINANCIAL REPORTS

Appointing a proxyholder

By completing this proxy form, you are appointing as your proxyholder

Mr. George A. Cope,
Mr. Thomas C. O’Neill,
Mr. André Bérard or
Mrs. Donna Soble Kaufman,

who are directors of the Corporation, unless you appoint
someone else.

Your proxyholder will attend the meeting and vote your shares on your behalf. Your proxyholder:

  has the same rights you would have if you attended the meeting in person, including the right to appoint a substitute proxyholder will vote your shares as you specify in section C. If you do not specify how you want your shares voted, the directors named as proxyholders intend to cast the votes represented by proxy at the meeting as recommended by the board of directors may vote your shares as he or she sees fit on any amendments to these items and on any other items that may properly come before the meeting or any adjournment.

You have the right to appoint someone other than these four people as your proxyholder. To do this, strike out the four names listed above and print the name of the person you are appointing in the box below. This person does not have to be a shareholder of the Corporation.

Quarterly reports

We will NOT send the Corporation’s quarterly reports to you in 2009 (including Q1-2010), unless you tell us that you want to receive them by checking the box below.

Please send me the Corporation’s
quarterly reports in 2009

If you do not check the box above or do not return pages 1 and 2 of this proxy form, we will assume that you do NOT want to receive the Corporation’s quarterly reports in 2009.

Annual report

By law, we must send to you as a registered shareholder the Corporation’s annual financial statements and related management’s discussion and analysis (MD&A), unless you tell us that you DO NOT want to receive them by checking the box below.

Please DO NOT send me the Corporation’s annual financial statements and related MD&A

If you check the box above, we will NOT send you the Corporation’s annual financial statements and related MD&A and this instruction will continue from year to year (unless you revoke it).

Please DO send me the Corporation’s annual financial statements and related MD&A

If you check the box above (thereby revoking prior instructions) or do not return pages 1 and 2 of this proxy form, we will assume that you DO want to receive the Corporation’s annual financial statements and related MD&A.

We will continue to send you the notice of annual shareholder meeting and management proxy circular and proxy form so you can vote your shares.

Please complete the other side of this form before mailing or faxing. Please send both pages in one fax transmission.

P.2
C	COMPLETE THIS SECTION TO PROVIDE VOTING INSTRUCTIONS
Please check “For”, “Withhold” or “Against”, as applicable, for each of the following items. Please print in ink. Use a black or blue pen. Mark your vote with an X as shown in this example.		x

1. Election of directors: The board of directors recommends voting FOR all nominees. The proposed nominees are:
		FOR	WITHHOLD			FOR	WITHHOLD			FOR	WITHHOLD
01.	B. K. Allen			06.	A. S. Fell			11.	P. M. Tellier

02.	A. Bérard			07.	D. Soble Kaufman			12.	P. R. Weiss

03.	R. A. Brenneman			08.	B. M. Levitt			13.	V. L. Young

04.	R. E. Brown			09.	E. C. Lumley

05.	G. A. Cope			10.	T. C. O’Neill

2. Appointment of auditors: The board of directors recommends voting FOR this item.
	FOR	WITHHOLD
Deloitte & Touche LLP as auditors

3. Shareholders proposals: The board of directors recommends voting FOR proposal No. 6 and AGAINST all other proposals. Please read these shareholders proposals in full in the accompanying management proxy circular.

Proposal No. 1
Cease and desist buying shares
pursuant to the share buyback dated
December 12, 2008.

Proposal No. 2
Declaring as a special dividend an amount
equal to the dividend of the BCE common
shares that would have been paid in July
and October 2008.

Proposal No. 3
Missed dividend payments to shareholders
for the periods of July 15, 2008 and
October 15, 2008.

Proposal No. 4
Cut Board of Directors, President and CEO,
and Top Management salaries, bonuses,
stock option benefits, other benefits and
perks by 50% in 2009 and 2010, and cap
them to a maximum of $500,000 per person,
per year for 2009 and 2010.

Proposal No. 5
Independence of compensation
committee members and external
compensation advisors.

Proposal No. 6
Shareholder advisory vote on the
executive compensation policy.

Proposal No. 7
Female representation on board
of directors.

Proposal No. 8
Limit on the number of directorships.

D	PLEASE SIGN THIS PROXY FORM

You must sign this proxy form to ensure that it will be accepted as valid. When you sign this proxy form, you authorize the proxyholder to act and vote your shares on your behalf at the meeting and any adjournment and to carry out your voting instructions. If you are an individual shareholder, you or your authorized attorney must sign the form. Your attorney may have to provide proof of your authorization. For shares registered in the name of two or more owners, at least one of the holders must sign to be accepted. For shares registered in the name of a corporation or other legal entity, an authorized officer or attorney must sign.

This person may have to provide proof that he or she is authorized to sign.

Please complete the other side of this form before mailing or faxing. Please send both pages in one fax transmission.